UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
        ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
        ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 24, 2007, Rob King informed PlanetOut Inc. (the “Company”) that he intended to resign from his position as a member of the Board of Directors of PlanetOut Inc. (the “Company”) and from all committees of the Board of Directors, effective at the adjournment of the meeting of the Company’s Board of Directors on October 25, 2007.
     On October 25, 2007, at a regularly scheduled meeting of the Company’s Board of Directors, Mr. King resigned from his position as a member of the Company’s Board of Directors and from all committees of the Board of Directors, effective at the adjournment of the meeting. At the meeting, the Board of Directors voted to increase the size of the Board, from five directors to six, effective upon Mr. King’s resignation. The Board of Directors also elected John E. Marcom, Jr. to fill the seat on the Board of Directors vacated by Mr. King and elected Stephen B. Davis to fill the newly created Board seat.
     Prior to joining the Company’s Board of Directors, Mr. Marcom, 49, was the Senior Vice President, International Operations of Yahoo! Inc., a position he held from July 2003 until February 2007. From May 2002 to June 2003, Mr. Marcom was the President, Americas division of the Financial Times, the world’s leading global business daily newspaper. Mr. Marcom has also served as the Senior Vice President, Worldwide Revenue and Media Strategies at Atom Entertainment Inc. (acquired by Viacom Inc. in September 2006), a leading entertainment provider for businesses and consumers in emerging media channels and has extensive print media experience from his seven years at Time Warner Inc. in roles such as President, Time Inc. International, President, Time Inc. Asia and President, Time Asia. Mr. Marcom holds a Bachelor of Arts in Economics from Princeton University and a Masters in Business Administration from INSEAD (European Institute of Business Administration).
     Prior to joining the Company’s Board of Directors, Mr. Davis, 50, was the Chief Executive Officer of Corbis Corporation, the Seattle-based global leader in creating, sourcing and distributing imagery and related services to publishers, advertising and design agencies and other creative professionals and emerging markets, a position he has held since 1993. Mr. Davis holds a Bachelor of Arts in Politics and Religion from Princeton University, a Master of Arts in Chinese Studies from the University of Washington, and a Juris Doctor from the Columbia University School of Law.
     Mr. Davis and Mr. Marcom are each entitled to receive cash and equity compensation for his services on the Board of Directors in accordance with the Company’s previously disclosed Outside Director Compensation Program, including a grant of 600 shares of restricted stock upon his initial appointment. There are no other transactions to which the Company is or is proposed to be a party and in which either Mr. Davis or Mr. Marcom has material interest.
     The Board of Directors appointed Mr. Marcom to replace Mr. King on the Company’s Audit Committee and Compensation Committee. The Board of Directors also appointed Mr. Davis to the Company’s Compensation Committee and Governance and Nominating Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: October 29, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer